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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Lifeline Systems, Inc.:

We consent to the incorporation by reference in the registration statements of Lifeline Systems, Inc. on Form S-8 (File Nos. 33-40684, 33-58632, 33-79294, and 33-59499) of our report dated February 13, 1996, on our audits of the consolidated financial statements and financial statement schedule of Lifeline Systems, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993 which report is included in this Annual Report on Form 10-K.


                                           /s/ Coopers & Lybrand L.L.P.
                                           Coopers & Lybrand L.L.P

Boston, Massachusetts
March 26, 1996

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